Exhibit 23.2

Consent of the Independent Registered Chartered Accounting Firm

We consent to the incorporation by reference in this Registration Statement of R.R. Donnelley & Sons Company on Amendment No. 1 to Form S-4 of our report on the consolidated financial statements of Moore Wallace Incorporated dated February 26, 2004, appearing in the Current Report on Form 8-K/A of R.R. Donnelley & Sons Company dated March 16, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

Chartered Accountants

Toronto, Canada

August 5, 2004